Sigma Labs Reports First Quarter 2018 Financial Results

Conference Call to Be Held Today at 4:30pm Eastern Time

SANTA FE, N.M. – May 15, 2018 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs,” we,” “our” or the “Company”), a provider of quality assurance software under the PrintRite3D® brand, today announced financial results for the three months ended March 31, 2018 and provided an overview of recent accomplishments.

First Quarter 2018 and Recent Business Highlights

●	May 2018 – Sigma Labs expanded its business development in Europe by hiring its first employee in Europe.

●	April 2018 – Sigma Labs completed a $1.0 Million private placement financing.

●	April 2018 – Sigma Labs participated in two significant industry events including The Additive Manufacturing Users Group (AMUG) Conference and Exhibition in St. Louis, MO (http://www.amug.com) and The Rapid 2018 Conference in Fort Worth, TX (http://www.rapid3devent.com).

●	March 2018 - Sigma Labs signed a cooperative research and development agreement with the National Institute of Standards and Technology to assess production yields of metal additive manufacturing using the Company’s PrintRite3D® technology.

●	March 2018 – Sigma Labs released Version 3.0.2 of its PrintRite3D INSPECT® In-Process Quality Assurance™ (IPQA®) software featuring Sigma Labs’ new and proprietary Thermal Energy Density™ (TED™) In Process Quality Metric™ (IPQM®), setting what the Company views as a new industry standard for quantitatively measuring melt pool and part quality.

“In the first quarter of 2018 we raised additional capital in order to increase our working capital and technology resources to both grow the company and develop closed loop control,” commented John Rice, Chairman and Interim CEO of Sigma Labs. “We continue to upgrade our products and services while working evermore closely with select 3D metal manufacturing customers to provide on-site proof of our PrintRite3D technology’s ability and value to raise quality and economic yields in their AM metal production runs. Our company continues the process of evolving from an R&D company culture into a technology commercialization company, as I indicated in our letter to our shareholders in January of this year. I am proud of the progress we are making so far and look forward to continuing on this sometimes twisted road to commercialization and to our goal of profitability,” Mr. Rice concluded.

First Quarter 2018 Financial Results

During the three months ended March 31, 2018, we recognized revenue of $103,415, as compared to $114,523 in revenue recognized during the same period in 2017.

Sigma’s operating expenses for the three months ended March 31, 2018 were $1,177,130 as compared to $1,159,494 for the same period in 2017. The most significant of these operating expenses is personnel costs, specifically the payroll and stock-based compensation components of personnel costs. Personnel costs were $560,179 for the three months ended March 31, 2018 and $577,842 for the same period in 2017 or 48% and 50% of total operating expenses for the period, respectively. Total payroll costs for the first three months of 2018 were $39,554 lower than in the same period in 2017, primarily due to a $50,000 bonus payment in 2017 to our Vice President of Business Development in connection with the satisfaction of performance milestones. Stock-based compensation was $21,890 higher in the first three months of 2018 compared to the same period in 2017.

Outside Services Fees incurred in the three months ended March 31, 2018 were $319,622 compared to $364,784 incurred during the same period in 2017. Services in connection with our obligations as an SEC reporting company, the February 2017 public offering, and in preparation of the April 2018 sale of convertible preferred stock were the major components of the fees incurred in both periods. The net decrease in these fees in 2018 results primarily from the one-time $42,000 entry fee paid to NASDAQ in connection with our being listed on the NASDAQ Capital Market in the first quarter of 2017

Research and Development expenditures of $121,977 were incurred during the three months ended March 31, 2018 compared to $54,505 in the same period of 2017. This $67,472 increase resulted primarily from the purchase of multiple upgraded servers and various pieces of specialized equipment as part of our continued concentrated acceleration of technology development in 2018.

Sigma’s net loss for the three months ended March 31, 2018 totaled $1,170,876, as compared to $943,965 for the same period of 2017, a $226,911 increase. The 2018 net operating loss contributed $63,684 to the overall loss increase, and other income and expenses contributed the balance.

Investor Conference Call

Management will host a conference call on Tuesday, May 15, 2018 at 4:30pm to review financial results and corporate highlights. Following management’s formal remarks, there will be a question and answer session. To listen to the call by phone, interested parties within the U.S. should call 1-844-802-2441 and International callers should call 1-412-317-5134. All callers should ask for the Sigma Labs conference call. The conference call will also be available through a live webcast at www.sigmalabsinc.com. Details for the webcast may be found on the Company’s IR events page at: http://client.irwebkit.com/sigmalabsinc/events.

A replay of the call will be available approximately one hour after the end of the call through June 15, 2018. The replay can be accessed via Sigma Labs’ website or by dialing 877-344-7529 (domestic) or 412-317-0088 (international) or Canada Toll Free at 855-669-9658. The replay conference ID number is 10120280. The webcast replay will be available through August 15, 2018.

About Sigma Labs, Inc.

Sigma Labs, Inc. is a provider of quality assurance software under the PrintRite3D® brand and a developer of advanced, in-process, non-destructive quality assurance software for commercial firms worldwide seeking productive solutions for advanced manufacturing. For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 17, 2018 and which may be viewed at http://www.sec.gov.

Investor Relations Contact:

Bret Shapiro

Managing Director

CORE IR

561-479-8566

brets@coreir.com

Sigma Labs, Inc.

Condensed Balance Sheets

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current Assets:
Cash	$1,347,319	$1,515,674
Accounts Receivable, net	72,195	104,538
Note Receivable, net	266,062	788,500
Inventory	116,381	192,705
Prepaid Assets	57,216	55,278
Total Current Assets	1,859,173	2,656,695

Other Assets:
Property and Equipment, net	381,212	411,643
Intangible Assets, net	296,880	294,396
Investment in Joint Venture	500	500
Prepaid Stock Compensation	50,359	31,576
Total Other Assets	728,951	738,115

TOTAL ASSETS	$2,588,124	$3,394,810

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$265,814	$100,884
Notes Payable	100,000	100,000
Deferred Revenue	60,031	35,680
Accrued Expenses	140,934	146,330
Total Current Liabilities	566,779	382,894

TOTAL LIABILITIES	566,779	382,894

Commitments & Contingencies

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; None issued and outstanding	-	-
Common Stock, $0.001 par; 15,000,000 shares authorized; 5,002,185 and 4,978,929 issued and outstanding, respectively	5,002	4,979
Additional Paid-In Capital	17,525,689	17,345,407
Accumulated Deficit	(15,509,346)	(14,338,470)
Total Stockholders’ Equity	2,021,345	3,011,916

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,588,124	$3,394,810

Sigma Labs, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017

REVENUES	$103,415	$114,523

COST OF REVENUE	73,795	74,534

GROSS PROFIT	29,620	39,989

OPERATING EXPENSES:
Salaries & Benefits	398,657	438,210
Stock-Based Compensation	161,522	139,632
Operating R&D Costs	121,977	54,505
Investor & Public Relations	180,399	265,146
Legal & Professional Service Fees	138,423	99,638
Office Expenses	95,106	84,205
Depreciation & Amortization	47,321	46,148
Other Operating Expenses	33,725	32,010
Total Operating Expenses	1,177,130	1,159,494

INCOME FROM OPERATIONS	(1,147,510)	(1,119,505)

OTHER INCOME (EXPENSE)
Interest Income	13,167	343
State Incentives	-	152,068
Change in fair value of derivative liabilities	-	93,206
Interest Expense	-	(49,316)
Debt discount amortization	-	(56,441)
Loss on Disposal of Assets	(36,733)	-
Total Other Income (Expense)	(23,366)	139,860

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,170,876)	(979,645)

Provision for Income Taxes	-	-

Net Loss	$(1,170,876)	$(979,645)

Net Loss per Common Share - Basic and Diluted	$(0.23)	$(0.26)

Weighted Average Number of Shares Outstanding - Basic and Diluted	4,997,534	3,835,875

Sigma Labs, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
OPERATING ACTIVITIES
Net Loss	$(1,170,876)	$(979,645)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	47,320	46,149
Stock Based Compensation	161,522	140,671
Loss on Write-off of Asset	36,733	-
Gain/Loss on Change in Derivative Balance	-	(93,206)
Original Issue Discount Amortization	-	24,658
Debt Discount Amortization	-	56,441
Change in assets and liabilities:
Accounts Receivable	32,343	130,882
Interest Receivable	22,438	-
Inventory	76,324	(13,732)
Prepaid Assets	(1,938)	7,039
Accounts Payable	164,930	167,845
Deferred Revenue	24,351	35,680
Accrued Expenses	(5,396)	36,665
NET CASH USED IN OPERATING ACTIVITIES	(612,249)	(440,553)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(16,565)	(33,000)
Purchase of Intangible Assets	(39,542)	(17,441)
Advance of Funds for Note Receivable		(500,000)
Proceeds from Note Receivable and Related Accrued Interest	500,000	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	443,894	(550,441)

FINANCING ACTIVITIES
Gross Proceeds from issuance of Common Stock and Warrants	-	5,823,300
Offering Costs Paid	-	(597,651)
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	5,225,649

NET CHANGE IN CASH FOR PERIOD	(168,355)	4,234,655

CASH AT BEGINNING OF PERIOD	1,515,674	398,391

CASH AT END OF PERIOD	$1,347,319	$4,633,046

Supplemental Disclosures:
Other noncash operating activities disclosure:
Issuance of Common Stock for services	$40,000	$51,408
Disclosure of cash paid for:
Interest	$-	$20,114
Income Taxes	$-	$-